Exhibit 32.1

Written Statement of the Interim Principal Executive Officer and Principal Financial Officer

Pursuant to 18 U.S.C. § 1350

Pursuant to 18 U.S.C. § 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, we, the undersigned Interim Chief Executive Officer and Chief Financial Officer of Emeren Group Ltd (the “Company”), respectively, hereby certify, based on our knowledge, that the Quarterly Report on Form 10-Q of the Company for the quarter ended March 31, 2025 (the “Report”), fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and that information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: May 13, 2025	/s/ Julia Xu
Julia Xu
Interim Chief Executive Officer
(Principal Executive Officer)

/s/ Ke Chen
Ke Chen
Chief Financial Officer
(Principal Financial Officer)